    As filed with the Securities and Exchange Commission on March 7, 1997.

                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ----------------------------

                     CROSS-CONTINENT AUTO RETAILERS, INC.
            (Exact name of Registrant as Specified in its Charter)

           Delaware                                   75-2653095
 (State or other jurisdiction of      (I. R. S. employer identification number)
  incorporation or organization)

                           1201 South Taylor Street
                            Amarillo, Texas  79101
  (Address, including zip code, of  Registrant's principal executive offices)

                     Cross-Continent Auto Retailers, Inc.
                  Amended and Restated 1996 Stock Option Plan
                           (Full title of the plan)

                                ROBERT W. HALL
                             Senior Vice Chairman
                           1201 South Taylor Street
                            Amarillo, Texas  79101
                                (806) 374-8653
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         --------------------------

                                  Copies to:

                               KELLY VANCE, ESQ.
                             Howard, Darby & Levin
                          1330 Avenue of the Americas
                           New York, New York 10019

                         --------------------------


                        CALCULATION OF REGISTRATION FEE

=========================================================================================

                                             Proposed       Proposed
                                             maximum        maximum
Title of each               Amount           offering       aggregate     Amount of
class of securities         to be            price per      offering      registration
to be registered            registered(l)    share(2)       Price(2)      fee(2)
-------------------         -------------    ---------      ---------     ------------
  Common Stock, par
  value $.01 per share       1,510,308        $19.25        $29,073,429   $8,810

  Rights to Purchase
  Junior Preferred Stock
  and Common Stock(3)        1,510,308
=========================================================================================

(1) Pursuant to Rule 416, the registration statement also covers such indeterminable additional securities as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Plan.

(2) Pursuant to Rule 457, the maximum offering price per share and registration fee have been calculated based upon an exercise price of $19.25 per share, which was the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on March 5, 1997.

(3) The Rights initially will trade together with the Common Stock. The current value attributable to the Rights, if any, is reflected in the current market price of the Common Stock.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

  The following documents filed by Cross-Continent Auto Retailers, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

  (a) The Company's Prospectus, dated September 23, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

  (c) The description of the Company's common stock, par value $.01 per share, set forth in the section entitled "Description of Capital Stock" contained in the Company's Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-06585), filed on August 30, 1996, including any amendment or report filed for the purpose of updating such description; and

  (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

  Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

  The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such provisions is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or of another corporation or other enterprise for which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware. The Company's Certificate of Incorporation and Bylaws give the Board of Directors the authority to extend such indemnification to employees of the Company as well. These provisions of the Company's Certificate of Incorporation and Bylaws are not exclusive of any other indemnification rights to which an officer or director may be entitled, whether by contract or otherwise.

  The general effect of the indemnification provisions contained in Section 145 of the Delaware General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

  The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the General Corporation Law of the State of Delaware, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its charter a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company maintains directors' and officers' liability insurance for its executive officers and directors against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------
  Not applicable.

Item 8.  EXHIBITS
         --------

  4.1 Amended and Restated Certificate of Incorporation of the Company, (incorporated by reference to Exhibit 3.1 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996).

  4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996).

  4.3 Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-06585)).

  4.4 Rights Agreement, dated as of September 20, 1996, between the Company and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.2 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996).

  4.5 Amended and Restated 1996 Stock Option Plan of Cross-Continent Auto Retailers, Inc.

  4.6 Form of Stock Option Agreement between Cross-Continent Auto Retailers, Inc. and an Optionee.

  4.7 Stock Option Agreement dated December 23, 1996 between Cross-Continent Auto Retailers, Inc. and Ezra P. Mager.

  5    Opinion of Howard, Darby & Levin.

  23.1 Consent of Price Waterhouse LLP, independent accountants.

  23.2 Consent of counsel, Howard, Darby & Levin (included in Exhibit 5).

  24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  UNDERTAKINGS
         ------------

   The Company hereby undertakes:

  (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration
Statement:

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the
-----------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas on March 7, 1997.


                                                CROSS-CONTINENT AUTO
                                                RETAILERS, INC.



                                                By  /s/ Robert W. Hall
                                                  ------------------------------
                                                    Robert W. Hall
                                                    Senior Vice Chairman


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bill A. Gilliland, Robert W. Hall and Emmett M. Rice, Jr., and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                            Date
---------                 -----                            ----


/s/ Bill A. Gilliland     Chairman, Chief Executive        March 7, 1997
------------------------  Officer (principal executive
     Bill A. Gilliland    officer) and Director



/s/ Robert W. Hall        Senior Vice Chairman and         March 7, 1997
------------------------  Director
     Robert W. Hall

/s/ Emmett M. Rice, Jr.   Senior Vice President,           March 7, 1997
------------------------  Chief Operating Officer
     Emmett M. Rice, Jr.  and Director



/s/ John W. Gaines        Vice President of Finance        March 7, 1997
------------------------  (principal financial officer)
     John W. Gaines


/s/ Charles D. Winton     Vice President and               March 7, 1997
------------------------  Chief Accountant
     Charles D. Winton    (principal accounting
                          officer)


/s/ Robert F. Green       Director                         March 7, 1997
------------------------
     Robert F. Green

                               INDEX TO EXHIBITS

Exhibits      Description                                                        Page
--------      -----------                                                        ----
  4.1     Amended and Restated Certificate of Incorporation of the Company,
          (incorporated by reference to Exhibit 3.1 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30,
          1996).

  4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996).

  4.3     Specimen Common Stock Certificate of the Company
          (incorporated by reference to Exhibit 4.1 of the Company's
          Registration Statement on Form S-1 (File No. 333-06585)).

  4.4     Rights Agreement, dated as of September 20, 1996, between the
          Company and The Bank of New York, as rights agent
          (incorporated by reference to Exhibit 4.2 of the Company's quarterly report on Form 10-Q for the quarterly period ended
          September 30, 1996).

  4.5     Amended and Restated 1996 Stock Option Plan of Cross-Continent
          Auto Retailers, Inc.

  4.6     Form of Stock Option Agreement between Cross-Continent Auto
          Retailers, Inc. and an Optionee.

  4.7     Stock Option Agreement dated December 23, 1996 between
          Cross-Continent Auto Retailers, Inc. and Ezra P. Mager.

  5       Opinion of Howard, Darby & Levin.

  23.1    Consent of Price Waterhouse LLP, independent accountants.

  23.2    Consent of counsel, Howard, Darby & Levin (included in Exhibit 5).

  24      Power of Attorney (included on the signature page of this Registration
          Statement).
